Exhibit 23.4

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Second Amended and Restated Stock Incentive Plan, the 2015 Incentive Award Plan, and the 2015 Employee Stock Purchase Plan of Teladoc, Inc. of our report dated June 5, 2015, with respect to the consolidated financial statements of Stat Health Services Inc. included in Teladoc, Inc.’s Form S-1, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado
July 9, 2015